UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2012

KONA GRILL, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34082	20-0216690
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7150 E. Camelback Road, Suite 220 Scottsdale, Arizona	85251
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (480) 922-8100

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 8, 2012, the Board of Directors (the “Board”) of Kona Grill, Inc. (the “Company”) appointed Steven Schussler and Leonard Newman as independent directors of the Company. In addition to serving as an independent director, Mr. Newman will assume the role of Audit Committee Chair. Mr. Schussler was appointed as a “Class I” director with his term to expire on the date of the 2012 annual meeting of stockholders. At that meeting, the Board intends to nominate Mr. Schussler for reelection for a term to expire in 2015. Mr. Newman was appointed as “Class II” director with his term to expire in 2013. Each individual was granted stock options to purchase 10,000 shares of the Company's common stock at an exercise price of $5.43 per share, the fair market value of the Company's common stock on the date of appointment. Such options vested immediately. Under the Company's standard policy, each director will receive an annual cash retainer of $17,500 which will be paid quarterly, plus travel related expenses incurred in connection with attendance at board and committee meetings. Additionally, for service as Chair of the Audit Committee, Mr. Newman will receive an annual cash retainer of $5,000 which will be paid quarterly. In each subsequent year after appointment as directors, Messrs. Schussler and Newman will also receive an annual stock option grant to purchase 10,000 shares of the Company's common stock that vests 25% each quarter over a period of one year.

Mr. Newman began his career as an accountant with Arthur Andersen & Co. from 1982 through 1989. From 1989 through 1996, Mr. Newman served in several accounting and financial functions for PepsiCo, Inc, where he worked with the Pepsi Co and Taco Bell divisions. From 1996 through 2003, Mr. Newman was Chief Financial Officer of Border Foods, Inc., which operated several Kentucky Fried Chicken, Pizza Hut and Taco Bell units. From 2004 through 2010, Mr. Newman served as Chief Executive Officer of Camillet Foods, a franchisee of three casual restaurants. Since 2010, Mr. Newman has been a financial consultant.

Mr. Schussler was the founder, Executive Vice-President and a director of Rainforest Café, Inc., a publicly traded restaurant company that was sold to Landry's Restaurants, Inc. in 2000. Since that time, Mr. Schussler has been Chief Executive Officer of Schussler Creative, Inc., a restaurant development concept company that has created several restaurant concepts including T-Rex Café, a restaurant and retail store located in Downtown Disney Marketplace in Orlando, Florida and in Kansas City, as well as Yak & Yeti, an Asian restaurant located inside Disney's Animal Kingdom in Orlando, Florida. Schussler Creative, Inc. sold a controlling interest in these restaurant concepts to Landry's in 2006.

As a result of Messrs. Newman and Schussler's appointment to the Board and Mr. Newman's appointment as Chairman of the Audit Committee, our company has remedied its temporary non-compliance with applicable NASDAQ Listing Rules, which require the Board of Directors to be comprised of a majority of independent directors and our Audit Committee to be comprised of at least three independent directors.

On March 9, 2012, the Company issued a press release announcing these changes to the Board, a copy of which is attached hereto as exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1 Press Release dated March 9, 2012, titled “Kona Grill Appoints Two New Members to Board of Directors.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 14, 2012	KONA GRILL, INC.

	By:	/s/ Berke Bakay
Berke Bakay
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated March 9, 2012, titled “Kona Grill Appoints Two New Members to Board of Directors.”